Exhibit 99.1

5429 LBJ Freeway,
 Suite 1000
Dallas, TX  75040
214-560-9000
Fax:  (214) 560-9349

For immediate release

For further information contact:
Ray Schmitz
Executive Vice President and Chief Financial Officer
(214) 560-9308
ray.schmitz@dynamex.com

DYNAMEX INC. ACCEPTS INCREASED OFFER TO BE ACQUIRED BY AFFILIATES OF GREENBRIAR EQUITY GROUP LLC

November 30, 2010 -- Dallas, Texas -- Dynamex Inc. (NASDAQ: DDMX) (the “Company”) announced today it has accepted an increased offer to be acquired by an affiliate of Greenbriar Equity Group LLC (together with its affiliates, “Greenbriar”) for a price of $24.00 per share, or approximately $237.8 million. The price per share offered by Greenbriar matched the price per share included in a modified proposal that the Company had received from the “excluded party” referred to in the press release issued by the Company on November 23, 2010. The Company and Greenbriar have signed an amendment to their previously announced merger agreement reflecting the new offer price, a revised termination fee of approximately $7.7 million, which is payable by the Company in the event that the Company terminates the merger agreement with Greenbriar in order to accept an unsolicited takeover proposal that the Company’s board determines to be superior to Greenbriar’s increased offer, a revised reverse break-up fee of approximately $14.3 million, which is payable by Greenbriar if the merger fails to close because the debt financing is unavailable, and a revised reverse break-up fee of approximately $21.4 million, which is payable by Greenbriar upon termination of the merger agreement by the Company as a result of a material breach of the merger agreement by Greenbriar.

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ABOUT DYNAMEX

Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.

ADDITIONAL INFORMATION

In connection with the proposed merger with affiliates of Greenbriar Equity Group LLC, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on October 29, 2010.  When completed, a definitive proxy statement and form of proxy will be filed with the SEC and mailed to the Company’s stockholders.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY

Page 2 November 30, 2010

STATEMENT, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.  The Company’s stockholders may obtain a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other documents filed by the Company with the SEC, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com).

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time. Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.

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